UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Garden Fresh Restaurant Corp.

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FROM:	MICHAEL P. MACK

TO:	ALL EMPLOYEES

DATE:	DECEMBER 16, 2003

RE:	ATTACHED PRESS RELEASE

Please see the attached press release, as issued December 16, 2003, providing a further update on the status of our pending merger transaction.

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GARDEN FRESH RESTAURANT CORP. ANNOUNCES RECEIPT OF DEBT AND

EQUITY COMMITMENT LETTERS IN CONNECTION WITH THE PENDING $16.35

PER SHARE MERGER WITH GF HOLDINGS, INC.

SAN DIEGO, California – December 16, 2003 – Garden Fresh Restaurant Corp. (NASDAQ:LTUS), operator of the Souplantation and Sweet Tomatoes restaurants, has announced that on December 15, 2003, it received the fully executed and accepted debt and equity commitment letters from GF Holdings, Inc. contemplated by the previously announced amendment to their merger agreement dated November 21, 2003. The amendment to the merger agreement had provided Garden Fresh with a right to terminate the merger agreement if these commitment letters had not been delivered by December 15, 2003.

The commitment letters collectively evidence commitments for all senior debt financing, mezzanine debt financing and sale/leaseback financing necessary to consummate the proposed merger. These new commitment letters supercede the commitment letters previously provided by GF Holdings in connection with the execution of the original merger agreement on September 29, 2003.

The senior debt financing commitment has been provided by Fleet National Bank and provides for a combination of a revolving credit facility and term loans in the aggregate amount of $64 million. The mezzanine debt financing commitment has been provided by a major institutional investor and provides for senior subordinated notes in an amount of up to $26 million. The sale/leaseback financing commitment has been provided by CNL Restaurant Capital, LP, and provides for up to $46 million of sale/leaseback financing.

In addition to the commitment letters described above, GF Holdings has also delivered a fully executed and accepted equity commitment letter from Centre Partners Management LLC, in which Centre Partners Management LLC has agreed to provide an amount of equity capital for the merger that satisfies the condition set forth in the previously announced amendment to the merger agreement. Centre Partners’ obligation to provide such equity financing is conditioned upon, among other things, receipt of the senior debt financing, the mezzanine debt financing and the sale/leaseback financing on terms no less favorable than (as determined in Centre Partners’ discretion), and in amounts not less than, the respective terms and amounts specified in the commitment letters from Fleet National Bank, the major institutional investor and CNL Restaurant Capital, LP, as described above.

With the receipt of the commitment letter from Centre Partners, Garden Fresh believes the entire equity amount necessary to consummate the merger is now committed, subject to the respective conditions to funding contained in the commitment letters.

The transaction remains subject to a condition that the aggregate proceeds of the financings contemplated by the senior debt, mezzanine and sale/leaseback financing commitments described above be available to GF Holdings at the closing, as well as other customary closing conditions, including the approval of the merger by Garden Fresh’s stockholders.

On December 3, 2003, Garden Fresh filed with the Securities and Exchange Commission a preliminary proxy statement relating to the solicitation of stockholder approval for the merger, together with a Schedule 13e-3, and the Securities and Exchange Commission is currently reviewing these filings. Garden Fresh is also filing copies of the commitment letters announced in this release with the Securities and Exchange Commission. In addition, Garden Fresh intends to file in the next week an amended preliminary proxy statement and an amended Schedule 13e-3 which will reflect the financing terms contemplated by the commitment letters announced in this release.

About Garden Fresh

Garden Fresh Restaurant Corp. currently operates 97 salad buffet restaurants in California, Florida, Arizona, Colorado, Georgia, Illinois, Kansas, Missouri, Nevada, New Mexico, North Carolina, Oregon, Texas, Utah and Washington under the names Souplantation and Sweet Tomatoes. Its restaurants offer an abundance of fresh, quality salad selections, soups, bakery items, pastas and desserts in a self-serve format. For more information about the company, see Garden Fresh’s website located at www.gardenfreshcorp.com

GARDEN FRESH AND CERTAIN OF ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF STOCKHOLDERS RELATING TO THE AMENDED MERGER AGREEMENT. GARDEN FRESH WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAIL TO ITS STOCKHOLDERS A DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS. THE DEFINITIVE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION AND OTHER IMPORTANT INFORMATION ABOUT THE AMENDED MERGER AGREEMENT AND THE PROPOSED MERGER. GARDEN FRESH WILL ALSO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AN AMENDED TRANSACTION STATEMENT ON SCHEDULE 13E-3 RELATING TO THE PROPOSED MERGER.

STOCKHOLDERS OF GARDEN FRESH ARE ADVISED TO READ GARDEN FRESH’S DEFINITIVE PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF GARDEN FRESH MAY OBTAIN, FREE OF CHARGE ONCE THEY BECOME AVAILABLE, COPIES OF GARDEN FRESH’S DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY GARDEN FRESH WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE INTERNET WEBSITE MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV. THESE DOCUMENTS MAY ALSO BE OBTAINED FREE OF CHARGE BY CALLING INVESTOR RELATIONS AT GARDEN FRESH AT 858-675-1600.

Forward-looking Information

Certain statements in this news release for Garden Fresh Restaurant Corp., including statements regarding the proposed merger are forward-looking and may involve a number of risks and uncertainties. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the failure to satisfy various conditions contained in the merger agreement, as amended, the debt commitment letters and the equity commitment letter. The company assumes no obligation to update the forward-looking information. Other risks and uncertainties concerning the company’s performance are set forth in reports and documents filed by the company with the Securities and Exchange Commission from time to time. Please use caution in placing reliance on forward-looking statements.

CONTACT:

David W. Qualls, Chief Financial Officer

Garden Fresh Restaurant Corp.

Tel: 858-675-1600